Financial Results and Supplemental Information SECOND QUARTER 2025 August 4, 2025 Exhibit 99.2

Q2 2025 2 FINANCIAL RESULTS Diversified Healthcare Trust Announces Second Quarter 2025 Financial Results ........................................................................................ 3 Second Quarter 2025 Highlights ............................................................................................................................................................................ 4 Second Quarter 2025 Results .................................................................................................................................................................................. 5 FINANCIALS Key Financial Data ..................................................................................................................................................................................................... 6 Condensed Consolidated Balance Sheets ............................................................................................................................................................ 7 Condensed Consolidated Statements of Income (Loss) .................................................................................................................................... 8 DEBT AND LEVERAGE Debt Summary ... 9 Debt Maturity Schedule ........................................................................................................................................................................................... 10 Leverage Ratios, Coverage Ratios and Bond Covenants ................................................................................................................................... 11 INVESTMENTS Summary of Capital Expenditures .......................................................................................................................................................................... 12 Redevelopment Information .................................................................................................................................................................................... 13 Property Dispositions Information Since January 1, 2025 ................................................................................................................................. 14 Investments in Unconsolidated Joint Ventures .................................................................................................................................................... 15 PORTFOLIO INFORMATION Portfolio Summary by Geographic Diversification and Property Type ........................................................................................................... 17 Portfolio Summary ..................................................................................................................................................................................................... 18 SHOP Units by Operator .......................................................................................................................................................................................... 19 SHOP Segment and Same Property - Results of Operations ............................................................................................................................ 20 SHOP Segment and Same Property - Five Star and Other Operator Managed Communities Results of Operations .......................... 21 Senior Living NOI by Manager ................................................................................................................................................................................ 22 Senior Living Results of Operations by Location ................................................................................................................................................. 23 Medical Office and Life Science Portfolio and Same Property - Results of Operations .............................................................................. 24 Portfolio Leasing Summary ...................................................................................................................................................................................... 26 Tenants Representing 1% or More of Total Annualized Rental Income ......................................................................................................... 27 Medical Office and Life Science Portfolio Lease Expiration Schedule ............................................................................................................ 28 All Other Lease Expiration Schedule ..................................................................................................................................................................... 29 APPENDIX Company Profile and Research Coverage ............................................................................................................................................................ 30 Governance Information........................................................................................................................................................................................... 31 Calculation and Reconciliation of NOI and Cash Basis NOI .............................................................................................................................. 32 Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment ....... 33 Calculation and Reconciliation of EBITDA, EBITDAre and Adjusted EBITDAre ............................................................................................ 34 Calculation and Reconciliation of FFO, Normalized FFO and CAD ................................................................................................................. 35 Non-GAAP Financial Measures and Certain Definitions .................................................................................................................................... 37 WARNING CONCERNING FORWARD-LOOKING STATEMENTS ........................................................................................................................................................................ 42 Table of Contents All amounts in this presentation are unaudited. Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this document. Trading Symbols: Common Shares: DHC Senior Unsecured Notes due 2042: DHCNI Senior Unsecured Notes due 2046: DHCNL Investor Relations Contact: Bryan Maher, Senior Vice President (617) 796-8234 ir@dhcreit.com Corporate Headquarters: Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458-1634

Q2 2025 3 "During the second quarter, we delivered solid results across our portfolio. In our SHOP segment, we continue to see a meaningful improvement in same property NOI, which increased 18.5% year over year to $37.4 million. In our Medical Office and Life Science segment, we delivered same space weighted average rents that were 11.5% higher than prior rents with an average lease term of approximately 7 years, and our leasing pipeline remains very active. We have also made significant progress in addressing our upcoming debt maturities. Since March 2025, DHC has completed over $343 million of mortgage financings at a weighted average interest rate of 6.54% and used the proceeds, along with cash on hand, to fully redeem our senior unsecured notes due June 2025. DHC also closed a new $150 million secured revolving credit facility, providing added financial flexibility. With our 2025 notes now fully repaid, we are focused on addressing the remaining $641 million of our 2026 zero coupon notes, which we plan to redeem with proceeds from a combination of asset sales and new financings. We remain committed to reducing leverage and maintaining a strong balance sheet while positioning DHC to deliver attractive returns for our shareholders." Christopher Bilotto, President and Chief Executive Officer Diversified Healthcare Trust Announces Second Quarter 2025 Financial Results RETURN TO TABLE OF CONTENTS Newton, MA (August 4, 2025): Diversified Healthcare Trust (Nasdaq: DHC) today announced its financial results for the quarter ended June 30, 2025. Distribution On July 10, 2025, DHC declared a quarterly distribution on its common shares of $0.01 per share to shareholders of record as of the close of business on July 21, 2025. This distribution will be paid on or about August 14, 2025. Conference Call A conference call to discuss DHC's second quarter 2025 financial results will be held on Tuesday, August 5, 2025 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 329-4297 or (412) 317-5435 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (877) 344-7529; the replay pass code is 1592130. A live audio webcast of the conference call will also be available in a listen-only mode on DHC's website, at www.dhcreit.com. The archived webcast will be available for replay on DHC's website after the call. The transcription, recording and retransmission in any way of DHC's second quarter conference call are strictly prohibited without the prior written consent of DHC. About Diversified Healthcare Trust DHC is a real estate investment trust, or REIT, focused on owning high-quality healthcare properties located throughout the United States. DHC seeks diversification across the health services spectrum by care delivery and practice type, by scientific research disciplines and by property type and location. As of June 30, 2025, DHC’s approximately $6.8 billion portfolio included 341 properties in 34 states and Washington, D.C., with more than 26,000 senior living units, approximately 7.4 million square feet of medical office and life science properties and occupied by approximately 450 tenants. DHC is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with approximately $40 billion in assets under management as of June 30, 2025 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. DHC is headquartered in Newton, MA. For more information, visit www.dhcreit.com.

Second Quarter 2025 Highlights

As of and for the three months ended June 30, 2025, unless otherwise noted

Financial Results

- Net loss of $91.6 million, or $0.38 per share.
- Normalized FFO of $18.6 million, or $0.08 per share.

Same Property Cash Basis NOI (dollars in thousands)	For the Three Months Ended June 30, 2025	March 31, 2025	% Change	June 30, 2024	% Change
SHOP	$ 37,372	$ 38,342	(2.5)%	$ 31,540	18.5 %
Medical Office and Life Science Portfolio	27,057	26,158	3.4 %	26,857	0.7 %
All Other	6,757	6,887	(1.9)%	5,638	19.8 %
Consolidated	$ 71,186	$ 71,387	(0.3)%	$ 64,035	11.2 %

Operating Update

- Year over year second quarter SHOP occupancy increased 160 basis points to 80.6% and average monthly rates increased by 5.4%, resulting in a 6.2% increase in SHOP revenues.
- Consolidated SHOP NOI increased 26.3% year over year to $36.6 million, including a margin increase of 180 basis points.
- Leased 106,274 square feet in the Medical Office and Life Science Portfolio at weighted average rents that were 11.5% higher than prior rents for the same space.

Liquidity, Financing and Investing Activities

- Approximately $148.6 million of cash and cash equivalents and restricted cash.
- Since March 2025, DHC executed an aggregate of $343.2 million of mortgage loans secured by an aggregate of 27 senior living communities. During the second quarter of 2025, DHC used the loan proceeds and cash on hand to redeem all of its then outstanding senior unsecured notes due June 2025.
- In June 2025, DHC obtained a new $150.0 million revolving credit facility secured by 14 senior living communities. This facility, combined with cash on hand, provides DHC with nearly $300.0 million of liquidity.
- In July 2025, DHC received a cash dividend from AlerisLife of $3.4 million.
- Since April 1, 2025, DHC sold five unencumbered properties for an aggregate sales price of $25.2 million, excluding closing costs.
- As of August 1, 2025, DHC was under agreements or letters of intent to sell 38 unencumbered properties for $189.3 million and 11 encumbered properties for $90.6 million, excluding closing costs.

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Q2 2025 4

Q2 2025 5 Second Quarter 2025 Results RETURN TO TABLE OF CONTENTS For the Three Months Ended Financial Results June 30, 2025 March 31, 2025 % Change June 30, 2024 % Change Net loss $ (91,639) $ (8,986) (919.8) % $ (97,861) 6.4 % Net loss per share $ (0.38) $ (0.04) (850.0) % $ (0.41) 7.3 % Normalized FFO $ 18,572 $ 14,305 29.8% $ 6,830 171.9 % Normalized FFO per share $ 0.08 $ 0.06 33.3% $ 0.03 166.7 % Adjusted EBITDAre $ 73,613 $ 75,109 (2.0) % $ 68,895 6.8 % As of and For the Three Months Ended June 30, 2025 March 31, 2025 Basis Point Change June 30, 2024 Basis Point Change Occupancy SHOP 80.6% 80.2% 40 79.0% 160 Medical Office and Life Science Portfolio 82.9% 80.6% 230 81.5% 140 Same Property Occupancy SHOP 81.0% 80.8% 20 80.0% 100 Medical Office and Life Science Portfolio 89.9% 90.0% (10) 92.0% (210) (dollars in thousands, except per share data)

Key Financial Data

(dollars in thousands, except per share data)

	As of and For the Three Months Ended				
	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024
Selected Balance Sheet Data:					
Total gross assets	$ 6,886,404	$ 7,108,119	$ 7,219,782	$ 7,395,888	$ 7,440,385
Total assets	$ 4,756,441	$ 4,995,843	$ 5,137,005	$ 5,285,196	$ 5,333,447
Total liabilities	$ 2,901,468	$ 3,047,792	$ 3,178,162	$ 3,236,792	$ 3,184,133
Total equity	$ 1,854,973	$ 1,948,051	$ 1,958,843	$ 2,048,404	$ 2,149,314
Selected Income Statement Data:					
Total revenues	$ 382,712	$ 386,864	$ 379,619	$ 373,640	$ 371,392
Net loss	$ (91,639)	$ (8,986)	$ (87,446)	$ (98,689)	$ (97,861)
NOI	$ 70,132	$ 72,538	$ 64,443	$ 63,943	$ 67,327
Adjusted EBITDAre	$ 73,613	$ 75,109	$ 67,049	$ 66,817	$ 68,895
FFO	$ 13,577	$ (10,006)	$ 11,805	$ (3,366)	$ 14,563
Normalized FFO	$ 18,572	$ 14,305	$ 5,290	$ 4,026	$ 6,830
CAD	$ 5,167	$ 25,985	$ (16,875)	$ (12,807)	$ (5,766)
Rolling four quarter CAD	$ 1,470	$ (9,463)	$ (33,037)	$ (61,168)	$ (81,947)
Per Share Data (basic and diluted):					
Net loss	$ (0.38)	$ (0.04)	$ (0.36)	$ (0.41)	$ (0.41)
FFO	$ 0.06	$ (0.04)	$ 0.05	$ (0.01)	$ 0.06
Normalized FFO	$ 0.08	$ 0.06	$ 0.02	$ 0.02	$ 0.03
CAD	$ 0.02	$ 0.11	$ (0.07)	$ (0.05)	$ (0.02)
Rolling four quarter CAD	$ 0.01	$ (0.03)	$ (0.13)	$ (0.25)	$ (0.34)
Dividends:					
Annualized dividend declared per common share	$ 0.04	$ 0.04	$ 0.04	$ 0.04	$ 0.04
Annualized dividend yield (at end of period)	1.1 %	1.7 %	1.7 %	1.0 %	1.3 %
Normalized FFO payout ratio	12.5 %	16.7 %	50.0 %	50.0 %	33.3 %
CAD payout ratio	50.0 %	9.1 %	(14.3)%	(20.0)%	(50.0)%
Rolling four quarter CAD payout ratio	400.0 %	(133.3)%	(30.8)%	(16.0)%	(11.8)%


Five Star Premier Residences of Pompano Beach
Pompano Beach, FL

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Q2 2025
6

Q2 2025 7 June 30, 2025 December 31, 2024 Assets Real estate properties: Land $ 592,297 $ 605,973 Buildings and improvements 5,691,305 5,817,279 Total real estate properties, gross 6,283,602 6,423,252 Accumulated depreciation (2,129,963) (2,082,777) Total real estate properties, net 4,153,639 4,340,475 Investments in unconsolidated joint ventures 139,151 126,859 Assets of properties held for sale 96,919 276,270 Cash and cash equivalents 141,769 144,584 Restricted cash 6,812 5,270 Equity method investment 8,418 24,590 Acquired real estate leases and other intangible assets, net 23,131 26,300 Other assets, net 186,602 192,657 Total assets $ 4,756,441 $ 5,137,005 Liabilities and Equity Secured revolving credit facility $ — $ — Senior secured notes, net 600,235 826,974 Senior unsecured notes, net 1,579,327 1,957,319 Secured debt and finance leases, net 456,948 126,611 Liabilities of properties held for sale 5,579 6,024 Accrued interest 23,405 23,092 Other liabilities 235,974 238,142 Total liabilities 2,901,468 3,178,162 Commitments and contingencies Common shares of beneficial interest, $.01 par value: 300,000,000 shares authorized, 241,420,341 and 241,271,703 shares issued and outstanding, respectively 2,414 2,413 Additional paid in capital 4,621,858 4,620,313 Cumulative net income 1,307,398 1,408,023 Cumulative other comprehensive income (loss) 18 (17) Cumulative distributions (4,076,715) (4,071,889) Total equity 1,854,973 1,958,843 Total liabilities and equity $ 4,756,441 $ 5,137,005 Condensed Consolidated Balance Sheets (dollars in thousands, except share data) RETURN TO TABLE OF CONTENTS The Court at Palm Aire Pompano Beach, FL

Condensed Consolidated Statements of Income (Loss)

DIVERSIFIED HEALTHCARE TRUST

(amounts in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,	
	2025	2024	2025	2024
Revenues:				
Rental income	$ 55,167	$ 62,870	$ 113,725	$ 125,520
Residents fees and services	327,545	308,522	655,851	616,648
Total revenues	382,712	371,392	769,576	742,168
Expenses:				
Property operating expenses	312,580	304,065	626,906	611,669
Depreciation and amortization	66,266	68,357	134,591	138,490
General and administrative [(1)]	11,177	6,262	20,177	13,830
Acquisition and certain other transaction related costs	75	1,826	99	1,912
Impairment of assets	30,993	6,545	69,465	18,687
Total expenses	421,091	387,055	851,238	784,588
(Loss) gain on sale of properties	(7,429)	(13,213)	102,711	(19,087)
Gain on insurance recoveries [(2)]	—	—	7,522	—
Interest and other income	2,982	2,403	5,081	4,640
Interest expense (including net amortization of debt discounts, premiums and issuance costs of $19,886, $25,591, $45,973 and $50,454, respectively)	(50,926)	(58,702)	(108,757)	(116,278)
Loss on modification or early extinguishment of debt	(126)	(209)	(29,197)	(209)
Loss before income taxes and equity in net earnings (losses) of investees	(93,878)	(85,384)	(104,302)	(173,354)
Income tax expense	(843)	(170)	(892)	(357)
Equity in net earnings (losses) of investees	3,082	(12,307)	4,569	(10,409)
Net loss	$ (91,639)	$ (97,861)	$ (100,625)	$ (184,120)
Weighted average common shares outstanding (basic and diluted)	240,132	239,326	240,045	239,259
Per common share data (basic and diluted):				
Net loss	$ (0.38)	$ (0.41)	$ (0.42)	$ (0.77)

(1) DHC recognized incentive management fees of $4,148 and $(849) during the three months ended June 30, 2025 and 2024, respectively, and $6,555 and $0 during the six months ended June 30, 2025 and 2024, respectively.

(2) During the six months ended June 30, 2025, DHC recognized a gain of $7,522 representing insurance recoveries from a claim settled during the first quarter of 2025.

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Debt Summary

DIVERSIFIED HEALTHCARE TRUST

As of June 30, 2025
(dollars and sq. ft. in thousands)

	Coupon Rate	Interest Rate	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Secured Floating Rate Debt:						
$150,000 revolving credit facility - secured by 14 properties (1)	7.050%	7.050%	$ —	6/11/2029	$ —	4.0
Mortgage - secured by 14 properties (2)	6.822%	6.822%	140,000	3/31/2028	138,578	2.8
Weighted average rate / total secured floating rate debt	**6.822%**	**6.822%**	**140,000**		**138,578**	**2.8**
Unsecured Fixed Rate Debt:						
Senior unsecured notes due 2028	4.750%	4.966%	500,000	2/15/2028	500,000	2.6
Senior unsecured notes due 2031	4.375%	4.375%	500,000	3/1/2031	500,000	5.7
Senior unsecured notes due 2042	5.625%	5.625%	350,000	8/1/2042	350,000	17.1
Senior unsecured notes due 2046	6.250%	6.250%	250,000	2/1/2046	250,000	20.6
Weighted average rate / total unsecured fixed rate debt	**5.059%**	**5.126%**	**1,600,000**		**1,600,000**	**9.6**
Secured Fixed Rate Debt:						
Senior secured notes due 2026 (3) (4)	0.000%	0.000%	641,376	1/15/2026	641,376	0.5
Finance leases - two properties	7.700%	7.700%	1,491	4/30/2026	155	0.8
Mortgage - secured by four properties	6.572%	6.572%	64,000	6/7/2030	58,211	4.9
Mortgage - secured by eight properties	6.864%	6.864%	120,000	6/11/2034	120,000	9.0
Mortgages - secured by seven properties (5)	6.220%	6.220%	108,873	5/1/2035	101,724	9.8
Mortgages - secured by two properties (6)	6.360%	6.360%	30,284	6/1/2035	27,361	9.9
Mortgage - secured by one property	6.444%	6.444%	6,652	7/6/2043	52	18.0
Weighted average rate / total secured fixed rate debt	**2.229%**	**2.229%**	**972,676**		**948,879**	**3.3**
Weighted average rate / total debt	**4.135%**	**4.175%**	**$ 2,712,676**		**$ 2,687,457**	**7.0**

(1) DHC is required to pay interest on borrowings under this facility at a rate of SOFR plus a premium, which was 2.50% per annum as of June 30, 2025. DHC also pays an unused commitment fee of 25 to 35 basis points per annum based on amounts outstanding under this facility. DHC has two six-month extension options for the maturity date of this facility, subject to satisfaction of certain conditions and payment of an extension fee.

(2) DHC has two one-year extension options for the maturity date of this mortgage loan, subject to satisfaction of certain conditions and payment of an extension fee. This mortgage loan requires that interest be paid at an annual rate of SOFR plus a premium of 2.50%, with interest-only payments through April 2027, and DHC has two six-month extension options for the interest-only period, subject to satisfaction of certain conditions. In connection with this mortgage loan, DHC has purchased an interest rate cap for $47 through March 2026 with a SOFR strike rate equal to 4.50%.

(3) No cash interest will accrue on these senior secured notes prior to maturity. The accreted value of these senior secured notes will increase at a rate of 11.25% per annum compounded semiannually on January 15 and July 15 of each year, such that the accreted value will equal the principal amount at maturity. DHC has a one-time option to extend the maturity date of these senior secured notes by one year, to January 15, 2027, subject to satisfaction of certain conditions and payment of an extension fee. If DHC exercises this option, interest payments will be due semiannually during the extension period at an initial interest rate of 11.25% with increases of 50 basis points every 90 days these senior secured notes remain outstanding.

(4) Summary information of the properties securing these senior notes are as follows as of June 30, 2025:
- Properties: 73 (59 Medical Office/Life Science; 4 triple net leased senior living; 10 triple net leased wellness centers)
- Sq. Ft. / Units: 5,537 sq. ft. / 647 units
- Q2 2025 NOI: $24,457
- Gross book value of real estate assets: $1,341,815
- Occupancy (Medical Office and Life Science Portfolio): 91.7%
- Rent coverage (triple net senior living and wellness centers): 2.53x
- Weighted average lease term: 6.2 years

(5) This mortgage loan requires interest-only payments through May 2030.

(6) This mortgage loan requires interest-only payments through June 2028.

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Debt Maturity Schedule

As of June 30, 2025

(dollars in thousands)



$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
$1,477
$643,264
$2,297
$1,612
$500,000
$139,063
$1,910
$60,180
$2,024
$500,000
$2,155
$2,294
$256,400
$600,000
2025
2026
2027
2028
2029
2030
2031
2032
2033
Thereafter
Secured Floating Rate Debt(1)(2)
Unsecured Fixed Rate Debt
Secured Fixed Rate Debt(3)(4)

(1) Represents amount outstanding under DHC's $140,000 mortgage loan. DHC has two one-year extension options for the maturity date of this mortgage loan, subject to satisfaction of certain conditions and payment of an extension fee.

(2) DHC had no outstanding borrowings under its $150,000 secured revolving credit facility as of June 30, 2025. This facility matures in 2029, with two six-month extension options, subject to satisfaction of certain conditions and payment of an extension fee.

(3) Includes $1,491 of finance lease obligations due through April 2026.

(4) DHC has a one-time option to extend the maturity date of its senior secured notes due 2026 by one year to January 15, 2027, subject to satisfaction of certain conditions and payment of an extension fee. If DHC exercises this option, interest payments will be due semiannually during the extension period at an initial interest rate of 11.25% with increases of 50 basis points every 90 days these senior secured notes remain outstanding.

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Q2 2025 11 Leverage Ratios, Coverage Ratios and Bond Covenants RETURN TO TABLE OF CONTENTS As of and For the Three Months Ended 6/30/2025 3/31/2025 12/31/2024 9/30/2024 6/30/2024 Leverage Ratios: Net debt / total gross assets 37.3% 36.4% 40.2% 38.6% 38.3% Net debt / gross book value of real estate assets 37.9% 37.8% 40.5% 39.8% 39.5% Secured debt / total assets 23.4% 18.2% 20.8% 20.3% 20.1% Variable rate debt / net debt 5.4% 5.4% —% —% —% Coverage Ratios: Net debt / annualized Adjusted EBITDAre 8.7x 8.8x 11.2x 10.6x 10.2x Adjusted EBITDAre / interest expense 1.4x 1.3x 1.1x 1.1x 1.2x As of and For the Trailing Twelve Months Ended 6/30/2025 3/31/2025 12/31/2024 9/30/2024 6/30/2024 Bond Covenants: Maintenance Covenant Total unencumbered assets / unsecured debt - required minimum 150.0% 238.6% 258.6% 262.2% 264.7% 267.5% Incurrence Covenants Total debt / adjusted total assets - allowable maximum 60.0% 38.9% 40.2% 41.7% 41.4% 41.2% Secured debt / adjusted total assets - allowable maximum 40.0% 16.0% 12.7% 14.6% 14.3% 14.2% Consolidated income available for debt service / debt service - required minimum 1.50x 2.20x 2.09x 1.95x 1.76x 1.76x Valencia, CA Greenwood, IN

Summary of Capital Expenditures

(dollars and sq. ft. in thousands, except per sq. ft. and unit data)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
SHOP fixed assets and capital improvements	$ 24,283	$ 21,115	$ 33,406	$ 27,923	$ 21,623	$ 45,398	$ 31,714
Medical Office and Life Science Portfolio lease related costs	3,528	3,847	5,347	3,504	6,409	7,375	12,438
Medical Office and Life Science Portfolio building improvements	1,518	1,524	1,872	1,359	1,852	3,042	2,771
Subtotal Medical Office and Life Science Portfolio	5,046	5,371	7,219	4,863	8,261	10,417	15,209
Wellness centers lease related costs	—	—	3,616	5,488	4,591	—	11,514
Total recurring capital expenditures	$ 29,329	$ 26,486	$ 44,241	$ 38,274	$ 34,475	$ 55,815	$ 58,437
SHOP avg. units managed during period	24,939	25,006	25,065	25,191	25,225	24,925	25,220
Medical Office and Life Science Portfolio avg. sq. ft. during period	7,510	7,787	8,073	8,294	8,442	7,677	8,503
SHOP fixed assets and capital improvements per avg. unit managed during period	$ 974	$ 844	$ 1,333	$ 1,108	$ 857	$ 1,821	$ 1,257
Medical Office and Life Science Portfolio building improvements per avg. sq. ft. during period	$ 0.20	$ 0.20	$ 0.23	$ 0.16	$ 0.22	$ 0.40	$ 0.33
Development, redevelopment and other activities - SHOP	$ 4,660	$ 5,568	$ 27,950	$ 11,714	$ 5,705	$ 10,228	$ 6,894
Development, redevelopment and other activities - Medical Office and Life Science Portfolio	—	—	650	537	1,112	—	1,825
Total development, redevelopment and other activities	$ 4,660	$ 5,568	$ 28,600	$ 12,251	$ 6,817	$ 10,228	$ 8,719
Capital expenditures by segment:							
SHOP	$ 28,943	$ 26,683	$ 61,356	$ 39,637	$ 27,328	$ 55,626	$ 38,608
Medical Office and Life Science Portfolio	5,046	5,371	7,869	5,400	9,373	10,417	17,034
Wellness centers	—	—	3,616	5,488	4,591	—	11,514
Total capital expenditures	$ 33,989	$ 32,054	$ 72,841	$ 50,525	$ 41,292	$ 66,043	$ 67,156

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Q2 2025
12

Q2 2025 13 DHC does not have any significant ongoing redevelopments as of June 30, 2025. (1) Reflects units prior to redevelopment. Redevelopment Information (dollars in millions) RETURN TO TABLE OF CONTENTS Medical Office and Life Science Portfolio As of June 30, 2025 Project Location Type of Property Number of Units (1) Estimated Project Costs Total Costs Incurred as of June 30, 2025 Estimated Completion Date Pueblo Norte Senior Living Scottsdale, AZ IL/AL 205 $ 26.2 $ 20.4 Q1 2026 Residences of Chevy Chase Chevy Chase, MD IL/AL 310 9.0 0.2 Q1 2026 Other Redevelopments Various IL/AL 683 8.9 3.4 Q3 2025 - Q3 2026 $ 44.1 $ 24.0 SHOP

Property Dispositions Information Since January 1, 2025

(dollars in thousands, except gross sales price per square foot or unit)

Dispositions:

Date Sold	Location	Segment	Number of Properties	Gross Sales Price	Gross Sales Price Per Square Foot or Unit [(1)]	Occupancy [(2)]
1/21/2025	Wilmington, DE	SHOP	1	$ 2,900	$ 28,431	0.0 %
1/31/2025	San Diego, CA	Medical Office and Life Science Portfolio [(3)]	3	159,025	$ 855.07	49.2 %
2/24/2025	Tempe, AZ	Medical Office and Life Science Portfolio	1	16,800	$ 204.22	0.0 %
2/27/2025	Various	All Other [(3)]	18	135,000	$ 154,110	100.0 %
3/3/2025	Cromwell, CT	Medical Office and Life Science Portfolio [(3)]	1	7,100	$ 109.57	100.0 %
5/2/2025	Nashville, TN	SHOP	1	11,150	$ 92,917	0.0 %
5/16/2025	St. Louis, MO	Medical Office and Life Science Portfolio	1	5,250	$ 23.90	0.0 %
7/7/2025	Glendale, WI	Medical Office and Life Science Portfolio	1	500	$ 41.77	0.0 %
7/22/2025	Maryland Heights, MO	Medical Office and Life Science Portfolio	1	4,300	$ 18.49	0.0 %
7/25/2025	Cherry Hill, NJ	All Other	1	4,000	$ 41,237	0.0 %
		Total Dispositions	29	$ 346,025		

Under Agreement or Letter of Intent as of August 1, 2025:

Segment	Number of Properties	Estimated Gross Sales Price	Gross Sales Price Per Square Foot or Unit [(1)]	Occupancy [(4)]
Medical Office and Life Science Portfolio [(5)]	21	$ 161,018	$ 111.55	68.0 %
SHOP	28	118,905	$ 62,747	82.1 %
Total Under Agreement or Letter of Intent	49	$ 279,923		

(1) Represents gross sales price per square foot for the Medical Office and Life Science Portfolio and gross sales price per unit for the SHOP segment and All Other properties.

(2) Occupancy is presented as of the month end prior to the date of sale for the Medical Office and Life Science Portfolio and All Other properties and for the one month ended prior to the date of sale for the SHOP segment.

(3) DHC used aggregate net proceeds of $299,158 from the sales of these properties to partially redeem its senior secured notes due 2026.

(4) Occupancy is presented as of June 30, 2025 for the Medical Office and Life Science Portfolio and for the three months ended June 30, 2025 for DHC's SHOP segment.

(5) The net proceeds from the sale of 11 of these properties are required to be used to partially redeem DHC's senior secured notes due 2026. DHC expects to sell these properties during the second half of 2025 for an aggregate sales price of $90,588, excluding closing costs.

RETURN TO TABLE OF CONTENTS
Q2 2025 14

Investments in Unconsolidated Joint Ventures (1)

DIVERSIFIED HEALTHCARE TRUST

As of June 30, 2025
(dollars in thousands)

Investments in Unconsolidated Joint Ventures

Joint Venture	Location	Type of Property	Number of Properties	Square Feet	Occupancy	Weighted Average Lease Term	DHC Ownership	DHC Carrying Value of Investment	Three Months Ended June 30, 2025: Joint Venture FFO	Three Months Ended June 30, 2025: Joint Venture EBITDAre
Seaport Innovation LLC	Boston, MA	Life Science	1	1,134,479	100%	18.7 years	10%	$ 94,415	$ 20,630	$ 26,257
The LSMD Fund REIT LLC	Various	Medical Office / Life Science	10	1,068,763	98%	5.8 years	20%	44,736	3,261	9,185
Total / Weighted Average			11	2,203,242	99%	14.7 years		$ 139,151	$ 23,891	$ 35,442

Unconsolidated Debt

Joint Venture	Secured Debt (2)	Coupon Rate	Maturity Date	Principal Balance (3)	DHC Ownership	DHC Share of Principal Balance (4)
Seaport Innovation LLC	Fixed Rate - 1 Property (5)	3.530%	11/6/2028	$ 620,000	10%	$ 62,000
The LSMD Fund REIT LLC	Fixed Rate - 9 Properties	3.457%	2/11/2032	189,800	20%	37,960
The LSMD Fund REIT LLC	Floating Rate - 1 Property (6)	6.212%	2/9/2026	266,825	20%	53,365
Total / Weighted Average		4.182%		$ 1,076,625		$ 153,325

(1) DHC's property list, including properties owned by these unconsolidated joint ventures, is available on DHC's website.
(2) The mortgage loans require interest-only payments until the respective maturity dates.
(3) Reflects the entire balance of the debt secured by the properties. DHC continues to provide certain guarantees on the debt secured by the Seaport Innovation LLC property. The debt secured by The LSMD Fund REIT LLC properties is non-recourse to DHC.
(4) Reflects DHC's proportionate share of the principal debt balances based on its ownership percentage of the joint ventures.
(5) This mortgage loan requires interest-only payments until the anticipated repayment date on August 6, 2026, at which time all accrued and unpaid interest along with the principal balance of $620,000 is expected to be repaid. This mortgage loan matures on November 6, 2028 and any unpaid principal from the anticipated repayment date through the maturity date bears interest at a variable rate of the greater of 6.53% or the then effective U.S. swap rate for the swap terminating on the maturity date plus 5.00%.
(6) The joint venture has one remaining one-year extension option for the maturity date of this mortgage loan, subject to satisfaction of certain conditions, and this mortgage loan requires that interest be paid at an annual rate of SOFR plus a premium of 1.90%. The joint venture has purchased an interest rate cap through February 2026 with a SOFR strike rate equal to 5.74%.

RETURN TO TABLE OF CONTENTS Q2 2025 15

Q2 2025 16 Investments in Unconsolidated Joint Ventures (continued) (1) (dollars in thousands) RETURN TO TABLE OF CONTENTS As of June 30, 2025 (1) DHC's property list, including properties owned by these unconsolidated joint ventures, is available on DHC's website. (2) Based on the aggregate annualized rental income of DHC's unconsolidated joint ventures. A nn ua liz ed R en ta l I nc om e Seaport Innovation LLC The LSMD Fund REIT LLC 2025 2026 2027 2028 2029 2030 2031 and thereafter $— $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 $90,000 $100,000 $110,000 $120,000 $130,000 $140,000 Unconsolidated Joint Ventures Lease Expiration Schedule Number of Leases Expiring 8 10 7 13 16 16 32 % of Total Annualized Rental Income Expiring 0.8% 1.4% 0.8% 1.4% 6.0% 4.9% 84.7% Major Tenants of Unconsolidated Joint Ventures Joint Venture Tenant % of Annualized Rental Income of Joint Ventures (2) Seaport Innovation LLC Vertex Pharmaceuticals Inc. 66.7% The LSMD Fund REIT LLC Cedars-Sinai Medical Center 11.1% The LSMD Fund REIT LLC Seattle Genetics, Inc. 2.6% The LSMD Fund REIT LLC Complete Genomics, Inc. 1.7% The LSMD Fund REIT LLC Stryker Corporation 1.7% Life Science: 76% Medical Office: 24% Property Type (2) MA: 70% CA: 22% TX: 3% WA: 3% NY: 2% Geographic Diversification (2)

Q2 2025 17 FL: 11% TX: 9% GA: 7% CA: 7% NC: 5% MD: 5% WI: 4% VA: 4% IN: 4% IL: 4% 24 Other States + D.C.: 40% (based on Gross Book Value of Real Estate Assets as of June 30, 2025) (1) Senior living communities are categorized by the type of living units which constitute a majority of the living units at the community. (2) Memory care communities are classified as assisted living communities. Portfolio Summary by Geographic Diversification and Property Type Geographic Diversification RETURN TO TABLE OF CONTENTS Assisted Living: 19% Independent Living: 34% SNFs: 3% Life Science: 12% Medical Office: 26% Wellness Centers: 6% Property Type(1) (2) (based on Q2 2025 NOI)

Q2 2025 18 Portfolio Summary RETURN TO TABLE OF CONTENTS (dollars in thousands, except investment per square foot or unit) As of June 30, 2025 Number of Properties Square Feet or Number of Units Gross Book Value of Real Estate Assets % of Total Gross Book Value of Real Estate Assets Investment Per Square Foot or Unit % of Q2 2025 Total Revenues % of Q2 2025 Total NOI Q2 2025 Q2 2025 Revenues NOI SHOP 230 24,872 units $ 4,619,413 68.2% $ 185,727 $ 327,545 85.6% $ 36,615 52.2 % Medical office 74 5,345,169 1,299,982 19.2% $ 243 34,376 9.0% 18,157 25.9 % Life science 18 2,054,854 511,980 7.5% $ 249 13,680 3.6% 8,330 11.9 % Subtotal Medical Office and Life Science Portfolio 92 7,400,023 sq. ft. 1,811,962 26.7% $ 245 48,056 12.6% 26,487 37.8 % Triple net leased senior living communities 9 1,180 units 135,640 2.0% $ 114,949 3,213 0.8% 3,210 4.6 % Wellness centers 10 812,246 sq. ft. 208,110 3.1% $ 256 3,898 1.0% 3,820 5.4 % Total 341 $ 6,775,125 100.0% $ 382,712 100.0% $ 70,132 100.0%

SHOP Units by Operator

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

Manager	Location	Number of Properties [(1)]	Unit Count as of June 30, 2025				
			Assisted Living	Independent Living and Active Adult	Memory Care	Skilled Nursing	Total
Five Star Senior Living	Various (28 States)	118	6,181	9,581	1,525	—	17,287
Charter Senior Living	FL/MD/TN/VA/IL/WI	30	1,338	—	421	—	1,759
Phoenix Senior Living	AL/AR/KY/MO/NC/SC	23	933	147	213	164	1,457
Oaks-Caravita Senior Care [(2)]	GA/SC	26	1,061	40	314	—	1,415
Stellar Senior Living [(3)]	CO/TX/WY	10	—	177	34	922	1,133
Life Care Services [(4)]	DE	3	73	194	12	238	517
Northstar Senior Living	AZ/CA	7	121	—	297	—	418
Oaks Senior Living	GA	3	159	—	105	—	264
Navion Senior Solutions	SC	5	213	—	25	—	238
IntegraCare Senior Living	PA	2	113	—	33	—	146
Omega Senior Living	NE	1	69	—	—	—	69
The RMR Group	TX	1	—	169	—	—	169
Total		229	10,261	10,308	2,979	1,324	24,872
% of Total			41.3%	41.4%	12.0%	5.3%	100%

(1) Excludes one closed senior living community.
(2) Includes 10 communities with 525 units (413 assisted living units and 112 memory care units) classified as held for sale as of June 30, 2025. These communities had NOI of $112 for the three months ended June 30, 2025.
(3) Includes two communities with 184 units (176 SNF units and 8 independent living units) classified as held for sale as of June 30, 2025. These communities had NOI of $8 for the three months ended June 30, 2025.
(4) These communities are classified as held for sale as of June 30, 2025 and had NOI of $(34) for the three months ended June 30, 2025.

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Q2 2025 19

SHOP Segment and Same Property - Results of Operations

DIVERSIFIED HEALTHCARE TRUST

CONSOLIDATED RESULTS OF OPERATIONS

(dollars in thousands, except average monthly rate)

	As of and For the Three Months Ended		
	6/30/2025	3/31/2025	6/30/2024
Number of Properties	230	231	232
Number of Units	24,872	25,005	25,230
Occupancy	80.6 %	80.2 %	79.0 %
Average Monthly Rate	$ 5,440	$ 5,413	$ 5,161
Year Over Year Average Monthly Rate % Change	5.4 %		
Residents Fees and Services	$ 327,545	$ 328,306	$ 308,522
Property Operating Expenses	(290,930)	(291,478)	(279,538)
NOI	$ 36,615	$ 36,828	$ 28,984
NOI Margin %	11.2 %	11.2 %	9.4 %
Sequential NOI % Change	(0.6)%		
Year Over Year NOI % Change	26.3 %		

SAME PROPERTY RESULTS OF OPERATIONS [1]

(dollars in thousands, except average monthly rate)

	As of and For the Three Months Ended		
	6/30/2025	3/31/2025	6/30/2024
Number of Properties	201	201	201
Number of Units	22,443	22,443	22,443
Occupancy	81.0 %	80.8 %	80.0 %
Average Monthly Rate	$ 5,364	$ 5,327	$ 5,099
Year Over Year Average Monthly Rate % Change	5.2 %		
Residents Fees and Services	$ 292,724	$ 293,248	$ 276,419
Property Operating Expenses	(255,352)	(254,906)	(244,879)
NOI	$ 37,372	$ 38,342	$ 31,540
NOI Margin %	12.8 %	13.1 %	11.4 %
Sequential NOI % Change	(2.5)%		
Year Over Year NOI % Change	18.5 %		



Rio Las Palmas
Stockton, CA



Overture at Plano
Plano, TX

(1) Same property includes properties classified as same property for the three months ended June 30, 2025 for all periods presented.

RETURN TO TABLE OF CONTENTS Q2 2025 20

SHOP Segment and Same Property - Five Star and Other Operator Managed Communities Results of Operations

DIVERSIFIED HEALTHCARE TRUST

CONSOLIDATED RESULTS OF OPERATIONS

(dollars in thousands, except average monthly rate)

	As of and For the Three Months Ended June 30, 2025			As of and For the Three Months Ended June 30, 2024		
	Five Star Managed Communities	Other Operator Managed Communities	Total SHOP Segment	Five Star Managed Communities	Other Operator Managed Communities	Total SHOP Segment
Number of Properties	118	112	230	119	113	232
Number of Units	17,287	7,585	24,872	17,654	7,576	25,230
Occupancy	81.2 %	79.3 %	80.6 %	78.9 %	79.2 %	79.0 %
Average Monthly Rate	$ 5,036	$ 6,385	$ 5,440	$ 4,775	$ 6,057	$ 5,161
Average Monthly Rate % Change	5.5 %	5.4 %	5.4 %			
Residents Fees and Services	$ 212,393	$ 115,152	$ 327,545	$ 199,546	$ 108,976	$ 308,522
Property Operating Expenses	(183,398)	(107,532)	(290,930)	(175,887)	(103,651)	(279,538)
NOI	$ 28,995	$ 7,620	$ 36,615	$ 23,659	$ 5,325	$ 28,984
NOI Margin %	13.7 %	6.6 %	11.2 %	11.9 %	4.9 %	9.4 %
NOI % Change	22.6 %	43.1 %	26.3 %			

SAME PROPERTY RESULTS OF OPERATIONS

(dollars in thousands, except average monthly rate)

	As of and For the Three Months Ended June 30, 2025			As of and For the Three Months Ended June 30, 2024		
	Five Star Managed Communities	Other Operator Managed Communities	Total SHOP Segment	Five Star Managed Communities	Other Operator Managed Communities	Total SHOP Segment
Number of Properties	115	86	201	115	86	201
Number of Units	16,783	5,660	22,443	16,783	5,660	22,443
Occupancy	81.5 %	79.5 %	81.0 %	79.8 %	80.7 %	80.0 %
Average Monthly Rate	$ 5,042	$ 6,344	$ 5,364	$ 4,778	$ 6,048	$ 5,099
Average Monthly Rate % Change	5.5 %	4.9 %	5.2 %			
Residents Fees and Services	$ 207,079	$ 85,645	$ 292,724	$ 193,507	$ 82,912	$ 276,419
Property Operating Expenses	(177,888)	(77,464)	(255,352)	(169,606)	(75,273)	(244,879)
NOI	$ 29,191	$ 8,181	$ 37,372	$ 23,901	$ 7,639	$ 31,540
NOI Margin %	14.1 %	9.6 %	12.8 %	12.4 %	9.2 %	11.4 %
NOI % Change	22.1 %	7.1 %	18.5 %			

RETURN TO TABLE OF CONTENTS Q2 2025 21

Q2 2025 22 Senior Living NOI by Manager RETURN TO TABLE OF CONTENTS Q2 2025 NOI Manager Number of Properties SHOP Triple Net Leased Senior Living Communities Total NOI % of Total Q2 2025 NOI (1) Five Star Senior Living 118 $ 28,995 $ — $ 28,995 72.8% Phoenix Senior Living 23 2,387 — 2,387 6.0% Charter Senior Living 30 2,080 — 2,080 5.2% Stellar Senior Living (2) 14 764 1,053 1,817 4.6% Stratford Retirement 1 — 1,149 1,149 2.9% Northstar Senior Living 7 1,091 — 1,091 2.7% Oaks Senior Living 3 750 — 750 1.9% Navion Senior Solutions 5 662 — 662 1.7% Covenant Care 1 — 508 508 1.3% Remaining (3) 37 (114) 500 386 0.9% Total 239 $ 36,615 $ 3,210 $ 39,825 100.0% (1) Percentage calculated based on total NOI for the three months ended June 30, 2025 for SHOP and triple net leased senior living communities. (2) Includes two communities with 184 units classified as held for sale as of June 30, 2025. These communities had NOI of $8 for the three months ended June 30, 2025. (3) Includes 13 communities with 1,042 units classified as held for sale as of June 30, 2025. These communities had NOI of $78 for the three months ended June 30, 2025. (dollars in thousands)

Senior Living Results of Operations by Location

(dollars in thousands, except average monthly rate)

		As of and For the Three Months Ended										
		NOI				Occupancy			Average Monthly Rate			
Markets	Number of Properties	6/30/2025	%	6/30/2024	Change	6/30/2025	6/30/2024	Basis Point Change	6/30/2025	6/30/2024	Change	
Primary	83	$ 19,674	53.7%	$ 13,651	44.1 %	80.0%	78.1%	190	$ 5,585	$ 5,291	5.6 %	
Secondary	62	7,173	19.6%	6,774	5.9 %	79.7%	78.1%	160	$ 5,099	$ 4,889	4.3 %	
Other	85	9,768	26.7%	8,559	14.1 %	82.7%	81.5%	120	$ 5,485	$ 5,178	5.9 %	
Total / Average SHOP	230	$ 36,615	100.0%	$ 28,984	26.3 %	80.6%	79.0%	160	$ 5,440	$ 5,161	5.4 %	

		Q2 2025 NOI			
Core-Based Statistical Areas	Number of Properties	SHOP	Triple Net Leased Senior Living Communities	Total NOI	% of Total Q2 2025 NOI
Miami, FL	10	$ 2,635	$ —	$ 2,635	6.6%
Washington, DC	6	2,344	—	2,344	5.9%
Tampa, FL	2	2,029	—	2,029	5.1%
New York, NY	4	1,893	—	1,893	4.8%
Baltimore, MD	4	1,430	—	1,430	3.6%
Louisville, KY	1	1,155	—	1,155	2.9%
Indianapolis, IN	4	—	1,149	1,149	2.9%
San Antonio, TX	4	1,092	—	1,092	2.7%
San Diego, CA	3	1,085	—	1,085	2.7%
Houston, TX	3	994	—	994	2.5%
Atlanta, GA	14	984	—	984	2.5%
Denver, CO	3	951	—	951	2.4%
Dallas, TX	3	951	—	951	2.4%
Albuquerque, NM	1	936	—	936	2.4%
Lexington, KY	2	830	—	830	2.1%
Boston, MA	1	806	—	806	2.0%
Stockton, CA	2	775	—	775	1.9%
Knoxville, TN	3	757	—	757	1.9%
Tucson, AZ	1	729	—	729	1.8%
Virginia Beach, VA	7	685	—	685	1.7%
Remaining	161	13,554	2,061	15,615	39.2%
Total Senior Living	239	$ 36,615	$ 3,210	$ 39,825	100.0%

RETURN TO TABLE OF CONTENTS
Q2 2025 23

Medical Office and Life Science Portfolio and Same Property - Results of Operations

DIVERSIFIED HEALTHCARE TRUST

CONSOLIDATED RESULTS OF OPERATIONS

(dollars and sq. ft. in thousands)

	As of and For the Three Months Ended		
	6/30/2025	3/31/2025	6/30/2024
Number of Properties	92	93	101
Square Feet	7,400	7,620	8,396
Occupancy	82.9 %	80.6 %	81.5 %
Rental Income	$ 48,056	$ 49,763	$ 54,555
NOI	$ 26,487	$ 26,856	$ 30,273
Cash Basis NOI	$ 26,735	$ 25,920	$ 29,862
NOI Margin %	55.1 %	54.0 %	55.5 %
Cash Basis NOI Margin %	55.1 %	52.9 %	55.0 %
Sequential NOI % Change	(1.4)%		
Sequential Cash Basis NOI % Change	3.1 %		
Year Over Year NOI % Change	(12.5)%		
Year Over Year Cash Basis NOI % Change	(10.5)%		

SAME PROPERTY RESULTS OF OPERATIONS (1)

(dollars and sq. ft. in thousands)

	As of and For the Three Months Ended		
	6/30/2025	3/31/2025	6/30/2024
Number of Properties	84	84	84
Square Feet	6,481	6,481	6,480
Occupancy	89.9 %	90.0 %	92.0 %
Rental Income	$ 45,806	$ 46,600	$ 47,020
NOI	$ 26,721	$ 26,696	$ 27,241
Cash Basis NOI	$ 27,057	$ 26,158	$ 26,857
NOI Margin %	58.3 %	57.3 %	57.9 %
Cash Basis NOI Margin %	58.4 %	56.6 %	57.4 %
Sequential NOI % Change	0.1 %		
Sequential Cash Basis NOI % Change	3.4 %		
Year Over Year NOI % Change	(1.9)%		
Year Over Year Cash Basis NOI % Change	0.7 %		


Golden Valley, MN


Blaine, MN

(1) Same property includes properties classified as same property for the three months ended June 30, 2025 for all periods presented.

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Q2 2025 24

Medical Office and Life Science Portfolio and Same Property - Results of Operations (continued)

DIVERSIFIED HEALTHCARE TRUST

Three Months Ended June 30, 2025 and 2024

CONSOLIDATED RESULTS OF OPERATIONS

(dollars and sq. ft. in thousands)

	As of and For the Three Months Ended June 30, 2025			As of and For the Three Months Ended June 30, 2024		
	Medical Office	Life Science	Total Medical Office and Life Science Portfolio	Medical Office	Life Science	Total Medical Office and Life Science Portfolio
Number of Properties	74	18	92	78	23	101
Square Feet	5,345	2,055	7,400	5,834	2,562	8,396
Occupancy	80.8 %	88.4 %	82.9 %	83.3 %	77.6 %	81.5 %
Rental Income	$ 34,376	$ 13,680	$ 48,056	$ 37,951	$ 16,604	$ 54,555
NOI	$ 18,157	$ 8,330	$ 26,487	$ 20,442	$ 9,831	$ 30,273
Cash Basis NOI	$ 18,170	$ 8,565	$ 26,735	$ 20,293	$ 9,569	$ 29,862
NOI Margin %	52.8 %	60.9 %	55.1 %	53.9 %	59.2 %	55.5 %
Cash Basis NOI Margin %	52.6 %	61.3 %	55.1 %	53.5 %	58.4 %	55.0 %
NOI % Change	(11.2)%	(15.3)%	(12.5)%			
Cash Basis NOI % Change	(10.5)%	(10.5)%	(10.5)%			

SAME PROPERTY RESULTS OF OPERATIONS

(dollars and sq. ft. in thousands)

	As of and For the Three Months Ended June 30, 2025			As of and For the Three Months Ended June 30, 2024		
	Medical Office	Life Science	Total Medical Office and Life Science Portfolio	Medical Office	Life Science	Total Medical Office and Life Science Portfolio
Number of Properties	67	17	84	67	17	84
Square Feet	4,551	1,930	6,481	4,550	1,930	6,480
Occupancy	88.0 %	94.1 %	89.9 %	90.8 %	95.1 %	92.0 %
Rental Income	$ 32,271	$ 13,535	$ 45,806	$ 33,067	$ 13,953	$ 47,020
NOI	$ 18,398	$ 8,323	$ 26,721	$ 18,320	$ 8,921	$ 27,241
Cash Basis NOI	$ 18,483	$ 8,574	$ 27,057	$ 18,093	$ 8,764	$ 26,857
NOI Margin %	57.0 %	61.5 %	58.3 %	55.4 %	63.9 %	57.9 %
Cash Basis NOI Margin %	56.9 %	62.0 %	58.4 %	54.9 %	63.4 %	57.4 %
NOI % Change	0.4 %	(6.7)%	(1.9)%			
Cash Basis NOI % Change	2.2 %	(2.2)%	0.7 %			

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Q2 2025
25

Portfolio Leasing Summary (1)

(dollars and sq. ft. in thousands, except per sq. ft. data)

Medical Office and Life Science Portfolio

	As of and For the Three Months Ended					As of and For the Six Months Ended
	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025
Properties	92	93	98	99	101	92
Total square feet	7,400	7,620	7,953	8,192	8,396	7,400
Occupancy	82.9 %	80.6 %	82.2 %	80.8 %	81.5 %	82.9 %
Leasing Activity (sq. ft.):						
New leases	4	120	10	28	37	124
Renewals	102	25	102	55	64	127
Total	106	145	112	83	101	251
% Change in GAAP Rent: (2)						
New leases	(1.9)%	22.0 %	15.8 %	6.4 %	17.5 %	21.1 %
Renewals	12.0 %	4.2 %	6.0 %	4.2 %	9.2 %	10.3 %
Total	11.5 %	18.4 %	6.9 %	4.8 %	12.1 %	15.4 %
Weighted Average Lease Term (years):						
New leases	6.2	11.6	5.3	9.0	7.9	11.4
Renewals	7.1	3.5	6.7	6.8	4.2	6.3
Total	7.0	10.2	6.5	7.4	5.6	8.9
Leasing Costs and Concession Commitments:						
New leases	$ 165	$ 9,832	$ 411	$ 2,157	$ 3,302	$ 9,997
Renewals	2,214	291	1,671	1,652	822	2,505
Total	$ 2,379	$ 10,123	$ 2,082	$ 3,809	$ 4,124	$ 12,502
Leasing Costs and Concession Commitments per Sq. Ft.:						
New leases	$ 36.62	$ 82.19	$ 42.59	$ 77.08	$ 89.48	$ 80.55
Renewals	$ 21.75	$ 11.61	$ 16.36	$ 30.25	$ 12.82	$ 19.75
Total	$ 22.38	$ 69.96	$ 18.62	$ 46.12	$ 40.81	$ 49.81
Leasing Costs and Concession Commitments per Sq. Ft. per Year:						
New leases	$ 5.91	$ 7.08	$ 8.09	$ 8.58	$ 11.30	$ 7.04
Renewals	$ 3.08	$ 3.31	$ 2.46	$ 4.44	$ 3.06	$ 3.12
Total	$ 3.18	$ 6.87	$ 2.86	$ 6.21	$ 7.32	$ 5.61

(1) The leasing summary on this page is based on leases entered into during the periods indicated.

(2) Percent difference in prior rents charged for same space or, in the case of vacant space acquired, market rental rates for similar space in the building at the date of acquisition. Rents include estimated recurring expense reimbursements paid to DHC, exclude lease value amortization and are net of lease concessions.

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Q2 2025 26

Tenants Representing 1% Or More of Total Annualized Rental Income

DIVERSIFIED HEALTHCARE TRUST

As of June 30, 2025

(dollars in thousands)

	Tenant	Type of Property	Annualized Rental Income	% of Annualized Rental Income	Expiration
1	Advocate Aurora Health	Medical office	$ 16,929	7.6%	2031
2	Life Time Athletic	Wellness center	12,285	5.5%	2040 - 2044
3	Alamar Biosciences, Inc.	Life science	6,827	3.0%	2034
4	KSQ Therapeutics, Inc.	Life science	5,559	2.5%	2032
5	Sonova Holding AG	Life science	5,495	2.5%	2033
6	Medtronic, Inc.	Medical office	5,258	2.3%	2027 - 2028
7	Stratford Retirement, LLC	Senior living	5,177	2.3%	2033
8	Stellar Senior Living, LLC	Senior living	4,680	2.1%	2027
9	Boston Children's Hospital	Medical office	4,589	2.0%	2028
10	AbbVie Inc.	Life science	4,002	1.8%	2027
11	Tokio Marine Holdings Inc.	Medical office	3,908	1.7%	2025 - 2033
12	McKesson Corporation	Medical office	3,836	1.7%	2028 - 2030
13	United Healthcare Services, Inc.	Medical office	3,741	1.7%	2026
14	Revvity, Inc.	Life science	3,681	1.6%	2028
15	Hawaii Pacific Health	Medical office	3,497	1.6%	2026 - 2029
16	HCA Holdings Inc.	Medical office	3,391	1.5%	2025 - 2029
17	New York University	Medical office	3,295	1.5%	2025 - 2028
18	Ultragenyx Pharmaceutical Inc.	Life science	3,139	1.4%	2026
19	Sentara Health	Medical office	3,008	1.3%	2027 - 2032
20	WRA Management, Inc.	Medical office	2,875	1.3%	2025 - 2045
21	Orthofix Medical Inc.	Life science	2,814	1.3%	2037
22	The University of Kansas Health System	Medical office	2,447	1.1%	2027 - 2028
23	Cytek BioSciences, Inc.	Life science	2,290	1.0%	2029
	All Other Tenants		111,382	49.7%	2025 - 2043
	Total Tenants		$ 224,105	100.0%	

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Q2 2025 27

Medical Office and Life Science Portfolio Lease Expiration Schedule

DIVERSIFIED HEALTHCARE TRUST

As of June 30, 2025

(dollars in thousands)

Annualized Rental Income Expiring

Year	Medical Office Annualized Rental Income Expiring	Life Science Annualized Rental Income Expiring	Total Annualized Rental Income Expiring	% of Total Annualized Rental Income Expiring	Cumulative % of Total Annualized Rental Income Expiring
2025	$ 7,729	$ —	$ 7,729	4.0%	4.0%
2026	14,847	6,676	21,523	11.1%	15.1%
2027	13,630	6,116	19,746	10.1%	25.2%
2028	20,985	14,941	35,926	18.5%	43.7%
2029	14,029	4,417	18,446	9.5%	53.2%
2030	10,110	1,574	11,684	6.0%	59.2%
2031	23,164	307	23,471	12.1%	71.3%
2032	7,700	5,559	13,259	6.8%	78.1%
2033	9,379	5,495	14,874	7.6%	85.7%
2034 and thereafter	16,801	11,128	27,929	14.3%	100.0%
Total	$ 138,374	$ 56,213	$ 194,587	100.0%	
Average remaining lease term (weighted by annualized rental income)	5.0 years	5.2 years	5.1 years		

Square Feet with Leases Expiring

Year	Medical Office Leased Square Feet Expiring	Life Science Leased Square Feet Expiring	Total Leased Square Feet Expiring	% of Total Leased Square Feet Expiring	Cumulative % of Total Leased Square Feet Expiring
2025	212,407	—	212,407	3.5%	3.5%
2026	486,278	187,132	673,410	11.0%	14.5%
2027	449,132	314,541	763,673	12.5%	27.0%
2028	592,287	576,006	1,168,293	19.0%	46.0%
2029	411,821	192,963	604,784	9.9%	55.9%
2030	341,120	97,400	438,520	7.2%	63.1%
2031	819,536	13,434	832,970	13.6%	76.7%
2032	302,810	54,633	357,443	5.8%	82.5%
2033	235,435	116,444	351,879	5.7%	88.2%
2034 and thereafter	465,469	264,183	729,652	11.8%	100.0%
Total	4,316,295	1,816,736	6,133,031	100.0%	
Average remaining lease term (weighted by leased square feet)	4.9 years	4.4 years	4.8 years		

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Q2 2025 28

Q2 2025 29 Annualized Rental Income Expiring Year Number of Properties Number of Units or Square Feet Annualized Rental Income Expiring % of Total Annualized Rental Income Expiring Cumulative % of Total Annualized Rental Income Expiring 2025 — — $ — —% —% 2026 — — — —% —% 2027 4 533 units 4,680 15.9% 15.9% 2028 — — — —% 15.9% 2029 1 155 units 547 1.9% 17.8% 2030 5 277 units and 129,600 sq. ft. 5,046 17.1% 34.9% 2031 — — — —% 34.9% 2032 — — — —% 34.9% 2033 1 215 units 5,177 17.5% 52.4% 2034 and thereafter 7 682,646 sq. ft. 14,068 47.6% 100.0% Total (1) 18 $ 29,518 100.0% Average remaining lease term (weighted by leased square feet and annualized rental income): 9.1 and 10.2 years, respectively All Other Lease Expiration Schedule As of June 30, 2025 RETURN TO TABLE OF CONTENTS (1) Excludes one closed senior living community classified as held for sale as of June 30, 2025. In July 2025, DHC sold this community for a sales price of $4,000, excluding closing costs. (dollars in thousands) The Horizon Club Deerfield Beach, FL

Company Profile and Research Coverage

DIVERSIFIED HEALTHCARE TRUST

The Company:
DHC is a REIT focused on owning high-quality healthcare properties located throughout the United States. DHC seeks diversification across the health services spectrum by care delivery and practice type, by scientific research disciplines and by property type and location. As of June 30, 2025, DHC's approximately $6.8 billion portfolio included 341 properties in 34 states and Washington, D.C., with more than 26,000 senior living units, approximately 7.4 million square feet of medical office and life science properties and occupied by approximately 450 tenants.

Management:
DHC is managed by The RMR Group (Nasdaq: RMR). RMR is an alternative asset management company that is focused on commercial real estate and related businesses. RMR primarily provides management services to publicly traded real estate companies, privately held real estate funds and real estate related operating businesses. As of June 30, 2025, RMR had approximately $40 billion of real estate assets under management and the combined RMR managed companies had more than $5 billion of annual revenues, approximately 1,900 properties and over 18,000 employees. DHC believes that being managed by RMR is a competitive advantage for DHC because of RMR's depth of management and experience in the real estate industry. DHC also believes RMR provides management services to it at costs that are lower than DHC would have to pay for similar quality services if DHC were self-managed.

Equity Research Coverage

B. Riley Securities, Inc.
John Massocca
(646) 885-5424
jmassocca@brileysecurities.com

Citizens
Aaron Hecht
(415) 835-3963
ahecht@jmpsecurities.com

RBC Capital Markets
Michael Carroll
(440) 715-2649
michael.carroll@rbccm.com

Rating Agencies and Issuer Ratings

Moody's Investors Service
Christian Azzi
(212) 553-9342
christian.azzi@moodys.com

S & P Global
Alan Zigman
(416) 507-2556
alan.zigman@spglobal.com

DHC is followed by the equity research analysts and its publicly held debt is rated by the rating agencies listed on this page. Please note that any opinions, estimates or forecasts regarding DHC's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of DHC or its management. DHC does not by its reference on this page imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

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Q2 2025
30

Q2 2025 31 Board of Trustees Christopher J. Bilotto Alan L. Felder Managing Trustee Independent Trustee Lisa Harris Jones Phyllis M. Hollis Lead Independent Trustee Independent Trustee Dawn K. Neher Adam D. Portnoy Independent Trustee Chair of the Board & Managing Trustee Jeffrey P. Somers Independent Trustee Officers Christopher J. Bilotto Matthew C. Brown President and Chief Executive Officer Chief Financial Officer and Treasurer Anthony Paula Vice President Governance Information RETURN TO TABLE OF CONTENTS Park Summit at Coral Springs Coral Springs, FL

Calculation and Reconciliation of NOI and Cash Basis NOI

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Calculation of NOI and Cash Basis NOI:							
Revenues:							
Rental income	$ 55,167	$ 58,558	$ 63,883	$ 61,635	$ 62,870	$ 113,725	$ 125,520
Residents fees and services	327,545	328,306	315,736	312,005	308,522	655,851	616,648
Total revenues	382,712	386,864	379,619	373,640	371,392	769,576	742,168
Property operating expenses	(312,580)	(314,326)	(315,176)	(309,697)	(304,065)	(626,906)	(611,669)
NOI	70,132	72,538	64,443	63,943	67,327	142,670	130,499
Non-cash straight line rent adjustments included in rental income	146	(455)	160	(658)	(656)	(309)	(947)
Lease value amortization included in rental income	28	26	22	27	29	54	57
Lease termination fees included in rental income	—	(600)	—	—	—	(600)	(203)
Non-cash amortization included in property operating expenses	(199)	(199)	(201)	(199)	(199)	(398)	(398)
Cash Basis NOI	$ 70,107	$ 71,310	$ 64,424	$ 63,113	$ 66,501	$ 141,417	$ 129,008
Reconciliation of Net Loss to NOI and Cash Basis NOI:							
Net loss	$ (91,639)	$ (8,986)	$ (87,446)	$ (98,689)	$ (97,861)	$ (100,625)	$ (184,120)
Equity in net (earnings) losses of investees	(3,082)	(1,487)	(11,479)	(527)	12,307	(4,569)	10,409
Income tax expense (benefit)	843	49	(38)	148	170	892	357
Loss on modification or early extinguishment of debt	126	29,071	115	—	209	29,197	209
Interest expense	50,926	57,831	59,518	59,443	58,702	108,757	116,278
Interest and other income	(2,982)	(2,099)	(1,735)	(2,575)	(2,403)	(5,081)	(4,640)
Gain on insurance recoveries	—	(7,522)	—	—	—	(7,522)	—
Loss (gain) on sale of properties	7,429	(110,140)	(38)	(111)	13,213	(102,711)	19,087
Impairment of assets	30,993	38,472	29,016	23,031	6,545	69,465	18,687
Acquisition and certain other transaction related costs	75	24	267	331	1,826	99	1,912
General and administrative	11,177	9,000	(1,245)	13,933	6,262	20,177	13,830
Depreciation and amortization	66,266	68,325	77,508	68,959	68,357	134,591	138,490
NOI	70,132	72,538	64,443	63,943	67,327	142,670	130,499
Non-cash straight line rent adjustments included in rental income	146	(455)	160	(658)	(656)	(309)	(947)
Lease value amortization included in rental income	28	26	22	27	29	54	57
Lease termination fees included in rental income	—	(600)	—	—	—	(600)	(203)
Non-cash amortization included in property operating expenses	(199)	(199)	(201)	(199)	(199)	(398)	(398)
Cash Basis NOI	$ 70,107	$ 71,310	$ 64,424	$ 63,113	$ 66,501	$ 141,417	$ 129,008

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Q2 2025 32

Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended June 30, 2025				For the Three Months Ended March 31, 2025				For the Three Months Ended June 30, 2024			
Calculation of NOI and Cash Basis NOI:	Medical Office and Life Science Portfolio	SHOP	All Other	Total	Medical Office and Life Science Portfolio	SHOP	All Other	Total	Medical Office and Life Science Portfolio	SHOP	All Other	Total
Rental income / residents fees and services	$ 48,056	$ 327,545	$ 7,111	$ 382,712	$ 49,763	$ 328,306	$ 8,795	$ 386,864	$ 54,555	$ 308,522	$ 8,315	$ 371,392
Property operating expenses	(21,569)	(290,930)	(81)	(312,580)	(22,907)	(291,478)	59	(314,326)	(24,282)	(279,538)	(245)	(304,065)
NOI	$ 26,487	$ 36,615	$ 7,030	$ 70,132	$ 26,856	$ 36,828	$ 8,854	$ 72,538	$ 30,273	$ 28,984	$ 8,070	$ 67,327
NOI	$ 26,487	$ 36,615	$ 7,030	$ 70,132	$ 26,856	$ 36,828	$ 8,854	$ 72,538	$ 30,273	$ 28,984	$ 8,070	$ 67,327
Non-cash straight line rent adjustments included in rental income	419	—	(273)	146	(163)	—	(292)	(455)	(241)	—	(415)	(656)
Lease value amortization included in rental income	28	—	—	28	26	—	—	26	29	—	—	29
Lease termination fees included in rental income	—	—	—	—	(600)	—	—	(600)	—	—	—	—
Non-cash amortization included in property operating expenses	(199)	—	—	(199)	(199)	—	—	(199)	(199)	—	—	(199)
Cash Basis NOI	$ 26,735	$ 36,615	$ 6,757	$ 70,107	$ 25,920	$ 36,828	$ 8,562	$ 71,310	$ 29,862	$ 28,984	$ 7,655	$ 66,501
Reconciliation of NOI to Same Property NOI:												
NOI	$ 26,487	$ 36,615	$ 7,030	$ 70,132	$ 26,856	$ 36,828	$ 8,854	$ 72,538	$ 30,273	$ 28,984	$ 8,070	$ 67,327
NOI of properties not included in same property results	234	757	—	991	(160)	1,514	(1,675)	(321)	(3,032)	2,556	(2,025)	(2,501)
Same Property NOI	$ 26,721	$ 37,372	$ 7,030	$ 71,123	$ 26,696	$ 38,342	$ 7,179	$ 72,217	$ 27,241	$ 31,540	$ 6,045	$ 64,826
Reconciliation of Same Property NOI to Same Property Cash Basis NOI:												
Same Property NOI	$ 26,721	$ 37,372	$ 7,030	$ 71,123	$ 26,696	$ 38,342	$ 7,179	$ 72,217	$ 27,241	$ 31,540	$ 6,045	$ 64,826
Non-cash straight line rent adjustments included in rental income	469	—	(273)	196	189	—	(292)	(103)	(267)	—	(407)	(674)
Lease value amortization included in rental income	28	—	—	28	30	—	—	30	33	—	—	33
Lease termination fees included in rental income	—	—	—	—	(600)	—	—	(600)	—	—	—	—
Non-cash amortization included in property operating expenses	(161)	—	—	(161)	(157)	—	—	(157)	(150)	—	—	(150)
Same Property Cash Basis NOI	$ 27,057	$ 37,372	$ 6,757	$ 71,186	$ 26,158	$ 38,342	$ 6,887	$ 71,387	$ 26,857	$ 31,540	$ 5,638	$ 64,035

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Calculation and Reconciliation of EBITDA, EBITDAre and Adjusted EBITDAre

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Net loss	$ (91,639)	$ (8,986)	$ (87,446)	$ (98,689)	$ (97,861)	$ (100,625)	$ (184,120)
Interest expense	50,926	57,831	59,518	59,443	58,702	108,757	116,278
Income tax expense (benefit)	843	49	(38)	148	170	892	357
Depreciation and amortization	66,266	68,325	77,508	68,959	68,357	134,591	138,490
EBITDA	26,396	117,219	49,542	29,861	29,368	143,615	71,005
Loss (gain) on sale of properties	7,429	(110,140)	(38)	(111)	13,213	(102,711)	19,087
Impairment of assets	30,993	38,472	29,016	23,031	6,545	69,465	18,687
Equity in net (earnings) losses of investees	(3,082)	(1,487)	(11,479)	(527)	12,307	(4,569)	10,409
Share of EBITDAre from unconsolidated joint ventures	4,463	4,494	4,515	4,117	3,872	8,957	7,710
Adjustments to reflect DHC's share of EBITDAre attributable to an equity method investment	1,502	1,589	1,679	2,222	13,282	3,091	14,329
EBITDAre	67,701	50,147	73,235	58,593	78,587	117,848	141,227
General and administrative expense paid in common shares	1,062	592	324	925	940	1,654	1,498
Incentive management fees [(1)]	4,148	2,407	(6,934)	6,934	(849)	6,555	—
Acquisition and certain other transaction related costs	75	24	267	331	1,826	99	1,912
Gain on insurance recoveries	—	(7,522)	—	—	—	(7,522)	—
Loss on modification or early extinguishment of debt	126	29,071	115	—	209	29,197	209
Adjustments to reflect DHC's share of Adjusted EBITDAre attributable to an equity method investment	501	390	42	34	(11,818)	891	(11,891)
Adjusted EBITDAre	$ 73,613	$ 75,109	$ 67,049	$ 66,817	$ 68,895	$ 148,722	$ 132,955

(1) DHC did not recognize an incentive management fee for the year ended December 31, 2024.

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Q2 2025 34

Calculation and Reconciliation of FFO, Normalized FFO and CAD

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Net loss	$ (91,639)	$ (8,986)	$ (87,446)	$ (98,689)	$ (97,861)	$ (100,625)	$ (184,120)
Depreciation and amortization	66,266	68,325	77,508	68,959	68,357	134,591	138,490
Loss (gain) on sale of properties	7,429	(110,140)	(38)	(111)	13,213	(102,711)	19,087
Impairment of assets	30,993	38,472	29,016	23,031	6,545	69,465	18,687
Equity in net (earnings) losses of investees	(3,082)	(1,487)	(11,479)	(527)	12,307	(4,569)	10,409
Share of FFO from unconsolidated joint ventures	2,715	2,737	2,672	2,273	2,047	5,452	4,061
Adjustments to reflect DHC's share of FFO attributable to an equity method investment	895	1,073	1,572	1,698	9,955	1,968	10,537
FFO	13,577	(10,006)	11,805	(3,366)	14,563	3,571	17,151
Incentive management fees [(1)]	4,148	2,407	(6,934)	6,934	(849)	6,555	—
Acquisition and certain other transaction related costs	75	24	267	331	1,826	99	1,912
Gain on insurance recoveries	—	(7,522)	—	—	—	(7,522)	—
Loss on modification or early extinguishment of debt	126	29,071	115	—	209	29,197	209
Adjustments to reflect DHC's share of Normalized FFO attributable to an equity method investment	646	331	37	127	(8,919)	977	(8,919)
Normalized FFO	$ 18,572	$ 14,305	$ 5,290	$ 4,026	$ 6,830	$ 32,877	$ 10,353

(1) DHC did not recognize an incentive management fee for the year ended December 31, 2024.

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Q2 2025 35

Calculation and Reconciliation of FFO, Normalized FFO and CAD (continued)

(amounts in thousands, except per share data)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2025	3/31/2025	12/31/2024	9/30/2024	6/30/2024	6/30/2025	6/30/2024
Normalized FFO	$ 18,572	$ 14,305	$ 5,290	$ 4,026	$ 6,830	$ 32,877	$ 10,353
General and administrative expense paid in common shares	1,062	592	324	925	940	1,654	1,498
Net amortization of debt discounts, premiums and issuance costs	19,886	26,087	26,795	26,188	25,591	45,973	50,454
Non-cash amortization included in expenses	(942)	(943)	(944)	(943)	(942)	(1,885)	(1,885)
Non-cash straight line rent adjustments included in rental income	146	(455)	160	(658)	(656)	(309)	(947)
Lease value amortization included in rental income	28	26	22	27	29	54	57
Recurring capital expenditures	(29,329)	(26,486)	(44,241)	(38,274)	(34,475)	(55,815)	(58,437)
Share of FFO from unconsolidated joint ventures	(2,715)	(2,737)	(2,672)	(2,273)	(2,047)	(5,452)	(4,061)
Adjustments to reflect DHC's share of FFO and Normalized FFO attributable to an equity method investment	(1,541)	(1,404)	(1,609)	(1,825)	(1,036)	(2,945)	(1,618)
Unconsolidated joint venture distributions	—	—	—	—	—	—	1,231
Equity method investment distribution	—	17,000	—	—	—	17,000	—
CAD	$ 5,167	$ 25,985	$ (16,875)	$ (12,807)	$ (5,766)	$ 31,152	$ (3,355)
Weighted average common shares outstanding (basic and diluted)	240,132	239,957	239,949	239,667	239,326	240,045	239,259
Per common share data (basic and diluted):							
Net loss	$ (0.38)	$ (0.04)	$ (0.36)	$ (0.41)	$ (0.41)	$ (0.42)	$ (0.77)
FFO	$ 0.06	$ (0.04)	$ 0.05	$ (0.01)	$ 0.06	$ 0.01	$ 0.07
Normalized FFO	$ 0.08	$ 0.06	$ 0.02	$ 0.02	$ 0.03	$ 0.14	$ 0.04
CAD	$ 0.02	$ 0.11	$ (0.07)	$ (0.05)	$ (0.02)	$ 0.13	$ (0.01)

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Q2 2025

36

Non-GAAP Financial Measures and Certain Definitions

Non-GAAP Financial Measures

DHC presents certain "non-GAAP financial measures" within the meaning of applicable rules of the Securities and Exchange Commission, or SEC, including net operating income, or NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, earnings before interest, income tax, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDA*re*, Adjusted EBITDA*re*, funds from operations, or FFO, normalized funds from operations, or Normalized FFO, and cash available for distribution, or CAD. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of DHC's operating performance or as measures of DHC's liquidity. These measures should be considered in conjunction with net income (loss) as presented in DHC's condensed consolidated statements of income (loss). DHC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). DHC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization, they may facilitate a comparison of DHC's operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of DHC's properties.

NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI

The calculations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to DHC's property level results of operations. DHC calculates NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI as shown on pages 32 and 33. DHC defines NOI as income from its real estate less its property operating expenses. NOI excludes depreciation and amortization. DHC defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in property operating expenses. DHC calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that it only includes same properties in calculating same property NOI and same property Cash Basis NOI. DHC uses NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI differently than DHC does.

EBITDA, EBITDA*re* and Adjusted EBITDA*re*

DHC calculates EBITDA, EBITDA*re* and Adjusted EBITDA*re* as shown on page 34. EBITDA*re* is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or Nareit, which is EBITDA, excluding gains or losses on the sale of properties, equity in net earnings or losses of investees, impairment of real estate assets, if any, and including adjustments to reflect DHC's proportionate share of EBITDA*re* of DHC's equity method investees, as well as certain other adjustments currently not applicable to DHC. In calculating Adjusted EBITDA*re*, DHC adjusts for the items shown on page 34. Other real estate companies and REITs may calculate EBITDA, EBITDA*re* and Adjusted EBITDA*re* differently than DHC does.

FFO and Normalized FFO

DHC calculates FFO and Normalized FFO as shown on page 35. FFO is calculated on the basis defined by Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of properties, equity in net earnings or losses of investees, loss on impairment of real estate assets, gains or losses on equity securities, net, if any, and including adjustments to reflect DHC's proportionate share of FFO of DHC's equity method investees, plus real estate depreciation and amortization of consolidated properties, as well as certain other adjustments currently not applicable to DHC. In calculating Normalized FFO, DHC adjusts for the items shown on page 35, including similar adjustments for DHC's unconsolidated joint ventures, if any, and incentive management fees, if any. FFO and Normalized FFO are among the factors considered by DHC's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain DHC's qualification for taxation as a REIT, limitations in the agreements governing DHC's debt, the availability to DHC of debt and equity capital, DHC's expectation of its future capital requirements and operating performance and DHC's expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than DHC does.

Cash Available for Distribution

DHC calculates CAD as shown on page 36. DHC defines CAD as Normalized FFO minus DHC's proportionate share of Normalized FFO from unconsolidated joint venture properties and its equity method investment, plus operating cash flow distributions received from DHC's unconsolidated joint ventures and equity method investment, if any, recurring real estate related capital expenditures, adjustments for other non-cash and nonrecurring items, certain amounts excluded from Normalized FFO but settled in cash, as well as certain other adjustments currently not applicable to DHC. CAD is among the factors considered by DHC's Board of Trustees when determining the amount of distributions to DHC's shareholders. Other real estate companies and REITs may calculate CAD differently than DHC does.

RETURN TO TABLE OF CONTENTS Q2 2025 37

Q2 2025 38 Adjusted total assets Adjusted total assets is the original cost of real estate assets calculated in accordance with GAAP before depreciation and after impairment write downs, if any, and excludes accounts receivable and intangible assets. AlerisLife AlerisLife means AlerisLife Inc. All Other All Other operations consists of triple net leased wellness centers and senior living communities that are leased to third party operators from which DHC receives rents, and any other revenue or expenses that are not attributable to a specific reportable segment. Annualized dividend yield Annualized dividend yield is the annualized dividend declared during the applicable period divided by the closing price of DHC's common shares at the end of the relevant period. Annualized rental income Annualized rental income is based on rents pursuant to existing leases as of June 30, 2025. Annualized rental income includes estimated percentage rents, straight line rent adjustments and estimated recurring expense reimbursements for certain net and modified gross leases, and excludes lease value amortization. Amounts of annualized rental income for DHC's medical office and life science properties also exclude leases that expired on June 30, 2025 and 100% of rents pursuant to existing leases as of June 30, 2025 from the medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. Average monthly rate Reflects the average monthly residents fees and services per occupied unit for the period presented. The average monthly rate is calculated based on the actual number of days during the period. Building improvements Building improvements generally include expenditures to replace obsolete building components that extend the useful life of existing assets or other improvements to increase the marketability of the property. Cash basis NOI margin % Cash basis NOI margin % is defined as cash basis NOI as a percentage of cash basis rental income. Cash basis rental income excludes non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. Consolidated income available for debt service Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, taxes, loss on asset impairment, gains or losses on equity securities, gains or losses on sales of properties and modification or early extinguishment of debt, determined together with debt service for the applicable period. Core-Based Statistical Areas Core-Based Statistical Areas, or CBSAs, are geographic regions that identify areas as either metropolitan or micropolitan or neither. The Office of Management and Budget defined CBSAs in 2000. CBSAs are reclassified in every census using a combination of data and census information. Coupon rate Coupon rate is the interest rate stated in, or determined pursuant to, the contract terms. Development, redevelopment and other activities Development, redevelopment and other activities generally include capital expenditures that reposition a property or result in change of use or new sources of revenue. From time to time DHC invests in revenue producing capital improvements at certain of its triple net leased senior living communities. As a result, annual rents payable to DHC increase pursuant to the terms of the applicable leases. These capital improvements are not included in DHC's development, redevelopment and other activities. Non-GAAP Financial Measures and Certain Definitions (continued) RETURN TO TABLE OF CONTENTS

Q2 2025 39 Estimated completion date Estimated completion date can depend on various factors, including when lease agreements are signed with tenants in DHC's Medical Office and Life Science Portfolio. Therefore, the actual completion date may vary. Estimated project costs Estimated project costs include estimated construction costs and leasing capital up to stabilization. Five Star Five Star, or Five Star Senior Living, is an operating division of AlerisLife. Five Star managed communities Five Star managed communities are the senior living communities in DHC's SHOP segment that are managed by Five Star. GAAP GAAP is U.S. generally accepted accounting principles. Gross book value of real estate assets Gross book value of real estate assets is real estate assets at cost plus certain acquisition costs, before depreciation and purchase price allocations, less impairment writedowns, if any. Gross sales price Gross sales price excludes closing costs. Incentive management fees Incentive management fees are estimated and accrued during the applicable measurement period. Actual incentive management fees will be calculated based on common share total return, as defined in DHC's business management agreement, for the three year period ending December 31 of the applicable calendar year, are included in general and administrative expense in DHC's condensed consolidated statements of income (loss) and will be payable to RMR in January of the following calendar year. Incurrence covenants Incurrence covenants are financial covenants which DHC is required to comply with in order to incur debt under its secured revolving credit facility and senior secured and unsecured notes indentures and their supplements. Interest rate Interest rate includes the effect of mark to market accounting for certain assumed mortgages and premiums and discounts on certain mortgages and secured and unsecured notes; excludes effects of debt issuance costs and the unused fee on DHC's secured revolving credit facility. Interest rate reflects the impact of interest rate caps, as applicable. Investment per square foot or unit Investment per square foot or unit represents gross book value of real estate assets divided by number of rentable square feet or living units, as applicable, at June 30, 2025. Lease related costs Lease related costs generally include capital expenditures to improve tenants’ space or amounts paid directly to tenants to improve their space and leasing related costs, such as brokerage commissions and tenant inducements. Leasing costs and concession commitments Leasing costs and concession commitments include commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent. Maintenance covenant DHC's maintenance covenant is a financial covenant which it is required to comply with on a quarterly basis pursuant to the indentures governing DHC's senior secured and unsecured notes. Net debt Net debt is the total outstanding principal of DHC's debt less cash and cash equivalents. NOI margin % NOI margin % is defined as NOI as a percentage of rental income or residents fees and services, as appropriate. Non-GAAP Financial Measures and Certain Definitions (continued) RETURN TO TABLE OF CONTENTS

Q2 2025 40 Occupancy Occupancy for DHC's SHOP segment is presented for the duration of the period shown; occupancy for DHC's Medical Office and Life Science Portfolio is presented as of the end of the period shown. Medical office and life science occupancy data includes (i) out of service assets undergoing redevelopment, (ii) space which is leased but is not occupied or is being offered for sublease by tenants and (iii) space being fitted out for occupancy. Medical Office and Life Science Portfolio Medical Office and Life Science Portfolio consists of medical office properties leased to medical providers and other medical related businesses, as well as life science properties leased to biotech laboratories and other similar tenants. DHC's medical office and life science property leases include some triple net leases where, in addition to paying fixed rents, the tenants assume the obligation to operate and maintain the properties at their expense, and some net and modified gross leases where DHC is responsible for the operation and maintenance of the properties and DHC charges tenants for some or all of the property operating costs. A small percentage of DHC's medical office and life science property leases are full-service leases where DHC receives fixed rent from its tenants and no reimbursement for its property operating costs. Other operator managed communities Other operator managed communities are senior living communities in DHC's SHOP segment, which are managed by third party managers other than Five Star. Primary markets Primary markets are made up of 31 of the largest CBSAs in the United States. Data for primary markets is often presented aggregated. Principal balance Principal balances are the amounts stated in the contracts less the principal amount of any repayments made. In accordance with GAAP, DHC's carrying values and recorded interest expense may be different because of market conditions at the time DHC assumed certain of these debts. The principal balance of DHC's secured revolving credit facility includes amounts outstanding as of the date presented, if any. Rent coverage Rent coverage is calculated using the annualized operating cash flows from DHC's triple net lease tenants' operations of DHC's properties, before subordinated charges, if any, divided by annualized rental income. DHC has not independently verified tenant operating data. Rolling four quarter CAD Represents CAD for the preceding twelve month period as of the respective quarter end date. Same Property As of and for the three months ended June 30, 2025, same property consists of properties owned, in service, reported in the same segment and operated by the same operator continuously since April 1, 2024; excludes properties classified as held for sale, closed or out of service, if any, and medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. As of and for the six months ended June 30, 2025, same property consists of properties owned, in service, reported in the same segment and operated by the same operator continuously since January 1, 2024; excludes properties classified as held for sale, closed or out of service, if any, and medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. Secondary markets Secondary markets are made up of 68 large CBSAs in the United States that are not included in the primary markets. Data for secondary markets is often presented aggregated. SHOP SHOP, or Senior Housing Operating Portfolio, consists of senior living communities managed by third party senior living managers that provide short term and long term residential living and in some cases care and other services for residents where DHC pays fees to the managers to operate the communities. Properties in this segment include independent living communities, assisted living communities, active adult rental communities and SNFs. SNF SNF is a skilled nursing facility. SOFR SOFR is the one-month term secured overnight financing rate. Non-GAAP Financial Measures and Certain Definitions (continued) RETURN TO TABLE OF CONTENTS

Q2 2025 41 Square feet Square feet measurements are subject to modest changes when space is periodically remeasured or reconfigured for new tenants. Square feet for prior periods exclude space remeasurements made subsequent to those periods. Excludes data from medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. Total gross assets Total gross assets is total assets plus accumulated depreciation. Total unencumbered assets Total unencumbered assets is the original cost of real estate assets not encumbered by mortgage debt calculated in accordance with GAAP before depreciation and after impairment write downs, if any, and excludes accounts receivable and intangible assets. Triple net leased senior living communities Triple net leased senior living communities include independent and assisted living communities and SNFs. Unit count Unit count is by the type of living units at DHC's senior living communities within its SHOP segment. Weighted average lease term Weighted average lease term is weighted based on annualized rental income pursuant to existing leases as of June 30, 2025. Non-GAAP Financial Measures and Certain Definitions (continued) RETURN TO TABLE OF CONTENTS

Q2 2025 42 This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: DHC's leasing pipeline; DHC's ability to achieve financial flexibility and reduce leverage, maintain a strong balance sheet and deliver attractive returns for shareholders; DHC’s ability to effectively address its debt maturities, including the potential redemption of its 2026 notes; DHC's property dispositions; DHC’s and/or its joint venture's potential exercise of extension options for the maturity date of the applicable debt instruments; DHC's ability to continue to fund capital expenditures in accordance with its business plan, including SHOP community upgrades; and DHC's redevelopment, repositioning and construction activities and plans. Forward-looking statements reflect DHC's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause DHC's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause DHC's actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: the impact of unfavorable market and commercial real estate industry conditions due to possible reduced demand for healthcare related space and senior living communities, uncertainties surrounding interest rates, wage and commodity price inflation, supply chain disruptions, volatility in the public debt and equity markets, effects of or changes to tariffs or trading policies, pandemics, geopolitical instability and tensions, economic uncertainties, labor market conditions or changes in real estate utilization, among other things, on DHC and its managers and other operators and tenants; DHC's senior living operators' abilities to successfully and profitably operate the communities they manage for DHC; the continuing impact of changing market practices on DHC and its managers and other operators and tenants, such as delayed recovery of the senior housing industry, reduced demand for leased medical office, life science and other space of DHC and residencies at senior living communities and increased operating costs; the financial strength of DHC's managers and other operators and tenants; whether the aging U.S. population and increasing life spans of seniors will increase the demand for senior living communities and other medical and healthcare related properties and healthcare services; whether DHC’s tenants will renew or extend their leases or whether DHC will obtain replacement tenants on terms as favorable to DHC as its prior leases; the likelihood that DHC's tenants and residents will pay rent or be negatively impacted by continuing unfavorable market and commercial real estate industry conditions; DHC’s managers’ abilities to increase or maintain rates charged to residents of DHC’s senior living communities and manage operating costs for those communities; DHC's ability to increase or maintain occupancy at its properties on terms desirable to DHC; DHC's ability to increase rents when its leases expire or renew; costs DHC incurs and concessions it grants to lease its properties; risk and uncertainties regarding the costs and timing of development, redevelopment and repositioning activities, including as a result of inflation, cost overruns, supply chain challenges, labor shortages, construction delays or inability to obtain necessary permits or volatility in the commercial real estate markets; DHC's ability to manage its capital expenditures and other operating costs effectively and to maintain and enhance its properties and their appeal to tenants and residents; DHC's ability to effectively raise and balance its use of debt and equity capital; DHC's ability to purchase cost effective interest rate caps; DHC’s ability to comply with the financial covenants under its debt agreements; DHC's ability to make required payments on its debt; DHC's ability to maintain sufficient liquidity, including the availability of borrowings under its revolving credit facility, and otherwise manage leverage; DHC's credit ratings; DHC’s ability to sell properties at prices or returns it targets, and the timing of such sales; DHC's ability to sell additional equity interests in, or contribute additional properties to, its existing joint ventures, or enter into additional real estate joint ventures or to attract co-venturers and benefit from DHC's existing joint ventures or any real estate joint ventures it may enter into; DHC's ability to acquire, develop, redevelop or reposition properties that realize its targeted returns; non-performance by the counterparties to DHC's interest rate cap; DHC’s ability to pay distributions to its shareholders and to maintain or increase the amount of such distributions; the ability of RMR to successfully manage DHC; competition in the real estate industry, particularly in those markets in which DHC’s properties are located; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; exposure to litigation and regulatory and government proceedings due to the nature of the senior living and other health and wellness related service businesses; actual and potential conflicts of interest with DHC's related parties, including DHC’s Managing Trustees, RMR, ABP Trust, AlerisLife and others affiliated with them; limitations imposed by and DHC’s ability to satisfy complex rules to maintain DHC’s qualification for taxation as a REIT for U.S. federal income tax purposes; acts of terrorism, outbreaks of pandemics or other public health safety events or conditions, war or other hostilities, global climate change or other manmade or natural disasters beyond DHC’s control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in DHC's periodic filings. The information contained in DHC's filings with the SEC, including under the caption “Risk Factors” in its periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this presentation. DHC's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon DHC's forward-looking statements. Except as required by law, DHC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Warning Concerning Forward-Looking Statements RETURN TO TABLE OF CONTENTS